Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-90649 on Form N–1A of our report dated December 12, 2023, relating to the financial statements and financial highlights of Fidelity Global Equity Income Fund, our reports dated December 13, 2023, relating to the financial statements and financial highlights of Fidelity Diversified International K6 Fund, Fidelity International Capital Appreciation K6 Fund, Fidelity International Discovery K6 Fund, and Fidelity International Small Cap Opportunities Fund, and our reports dated December 14, 2023, relating to the financial statements and financial highlights of Fidelity International Small Cap Fund, Fidelity International Value Fund, Fidelity Diversified International Fund, Fidelity International Capital Appreciation Fund, Fidelity Worldwide Fund, and Fidelity Total International Equity Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 20, 2023